UNITED STATES

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Washington, D.C. 20549

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eWellness Healthcare Corporation

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
OF
eWELLNESS HEALTHCARE CORPORATION
11825 Major Street
Culver City, CA 90230
Telephone: (310) 915-9700

To Our Stockholders:

On February 6, 2017, the Board of Directors of eWellness Healthcare Corporation (the “Company” or “Registrant”) unanimously approved an amendment to the Company’s Articles of Incorporation, a copy of which is attached hereto as Exhibit B (the “Certificate of Amendment”), to:

(A) increase its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of common stock, par value $0.001; and (iv) 20,000,000 shares of preferred stock, par value $0.001; and

(B) implement a reverse split of the issued and outstanding shares of common stock, including shares of common stock reserved for issuance, in a ratio to be determined by the Registrant’s Board of Directors, not to exceed a one-for-twenty (1:20) basis (the “Reverse Split”).

The Certificate of Amendment was authorized and approved by the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders of the Company dated February 6, 2017, a copy of which is attached hereto as Exhibit A.

This Information Statement will be sent to you for information purposes only and you are not required to take any action.

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By Order of the Board of Directors:

/s/ Darwin Fogt
Darwin Fogt
CEO, President and Director

Culver City, California
March 1, 2017

eWELLNESS HEALTHCARE CORPORATION

11825 Major Street

Culver City, CA 90230

Telephone: (310) 915-9700

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Definitive Information Statement is being filed by eWellness Healthcare Corporation (the “Company” or “Registrant”) with the United States Securities and Exchange Commission (the “SEC”) on February 17, 2017, based upon the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders of the Company dated February 6, 2017 (the “Joint Written Consent”). A copy of the Joint Written Consent is attached as Exhibit A to this Information Statement.

The purpose of this Information Statement is to provide disclosure to our stockholders regarding the corporate actions ratified and approved by the Joint Written Consent, based upon the unanimous approval by our Board of Directors and the consent of the holders of a majority of outstanding shares of voting capital stock of the Company (the “Majority Consenting Stockholders,” as that term is defined below), to file an amendment to our Articles of Incorporation, attached hereto as Exhibit B (the “Certificate of Amendment”), to:

(A) increase its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001 “Common Stock”); and (ii) 10,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”), to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of Common Stock, par value $0.001; and (iv) 20,000,000 shares of Preferred Stock, par value $0.001; and

(B) authorize the implementation of a reverse stock split of the issued and outstanding shares of Common Stock, including shares of Common Stock reserved for issuance, in a ratio and at a time and date to be determined by the Company’s Board of Directors, not to exceed a one-for-twenty (1:20) basis (the “Reverse Split”) within one hundred eighty (180) days from the date of the filing with the SEC of the Definitive 14C. The increase in the authorized capital stock and the Reverse Split may be referred to collectively, as the “Corporate Actions.

The Joint Written Consent of the Company’s Board of Directors and the Majority Consenting Stockholders approving the Corporate Actions was adopted pursuant to the provisions of Section 78.2055 of the Nevada Revised Statute (“NRS”).

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders. This Information Statement shall constitute notice to our stockholders of the above action taken by the Corporation pursuant to the Joint Written Consent.

New Common Stock certificates will not be issued on or after the date that FINRA approves the Reverse Split (the “Effective Date”), but may be issued subsequently with respect to any certificates returned to the transfer agent upon a sale, exchange, or for any other purpose following the implementation of the Reverse Split. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold the number of shares of Common Stock that is not evenly divisible by 30 will have the number of shares to which they are entitled rounded up to the nearest whole number of shares. No stockholder will receive cash in lieu of a fractional share.

The Company’s Common Stock is subject to quotation on the OTCQB Market under the symbol “EWLL.” Upon the approval by FINRA of the Reverse Split, FINRA will change our symbol from “EWLL” to “EWLLD” for a period of twenty (20) business days to indicate to the brokerage and investment community that the Reverse Split has occurred, following which our symbol will be “EWLL” once again.

ACTION I

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED
CAPITAL STOCK AND TO AUTHORIZE SHARES OF PREFERRED STOCK

The Corporation’s Board of Directors and the Majority Consenting Stockholders, by their execution of the Joint Written Consent, have adopted and approved the amendment to the Company’s Articles of Incorporation to increase the authorized Capital Stock one hundred and ten million (110,000,000) shares, consisting of one hundred million (100,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock to four hundred and twenty million (420,000,000) shares of Capital Stock consisting of four hundred million (400,000,000) shares of Common Stock and twenty million (20,000,000) shares of Preferred Stock. The Common Stock and the Preferred Stock are sometimes referred to as the “Authorized Capital Stock.” The Authorized Capital Stock of the Corporation shall therefore be four hundred and twenty million shares (420,000,000) shares, of which four hundred million (400,000,000) shares shall be shares of Common Stock and twenty million (20,000,000) shares shall be shares of Preferred Stock. The Corporation’s Board of Directors may issue the Preferred Stock in one or more series and fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to NRS 78.195 of the Nevada Revised Status.

Holders of Common Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the authorization and subsequent potential issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.

The Certificate of Amendment to the Company’s Articles of Incorporation are attached hereto as Exhibit B. The increase in Authorized Capital Stock will become effective upon the filing of the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of the Definitive Information Statement to the Company’s stockholders.

Reason for the Increase in Authorized Capital Stock

Our principal reason for increasing the authorized shares of Common Stock was based upon the fact that we did not have sufficient authorized but unissued shares of Common Stock, after taking into consideration the additional shares of Common Stock reserved for issuance upon conversion of convertible notes, to fulfill our obligations to Bistromatics Inc. (“Bistromatics”), as set discussed below.

On November 21, 2016, we reported on Form 8-K that we had entered into an agreement with Bistromatics (the “Agreement”) and, as consideration for services already rendered by Bistromatics on behalf of our proprietary Phzio platform, we agreed to pay Bistromatics a base monthly fee of $50,000 until Bistromatics signed and collected the service fees for 100 Physical Therapy Clinics using our PHZIO platform. Following that milestone, the parties agreed that the monthly service fee payable to Bistromatics will increase to $100,000. The Agreement further provided that Bistromatics had the right to convert any outstanding amounts that we owed under the Agreement into shares of Common Stock, based upon a formula set forth in the Agreement. In addition, we agreed to issue Bistromatics 25,280,899 shares of Common Stock and granted Bistromatics with the right to appoint 40% of our Board. Bistromatics Reference is made to the above-referenced Form 8-K.

On January 24, 2017, we entered into a Definitive Service Agreement with Bistromatics (the Definitive Agreement”) pursuant to which the parties acknowledged that we did not have a sufficient number of authorized shares of Common Stock, based upon the number of issued and outstanding shares together with shares reserved for issuance, to issue Bistromatics 25,280,899 shares of Common Stock.

As a result of our inability to issue the 25,280,899 shares of Common Stock, we agreed to issue Bistromatics 2,528,089 shares of a newly authorized Series A Preferred Stock (the “Series A Preferred Stock”) each share of which: (i) has twenty (20) votes per share on all matters submitted to the vote of the holders of our voting capital stock (i.e.: 50,577,980 share voting rights); and (ii) is convertible into ten (10) shares of Common Stock. Notwithstanding the foregoing, the Series A Preferred Stock shall not be convertible into shares of our Common stock until we are authorized to file a Certificate of Amendment to our Articles of Incorporation to increase our authorized shares of Common Stock from 100 million shares, par value $0.001 per share to 400 million shares, par value $0.001per share. At the date of filing the Certificate of Amendment with the State of Nevada, all of the outstanding shares of Series A Preferred Stock must be converted by Bistromatics into 25,280,899 shares of our Common Stock. Reference is made to the disclosure contained in our Form 8-K filed on January 31, 2017.

In addition, in order to facilitate our ability to raise additional capital in furtherance of our business plan, we may be expected to issue additional shares of Common Stock and Preferred Stock at the discretion of the Board of Directors. We have no present plans to issue additional shares of Authorized Capital Stock, other than the issuance of 25,280,899 shares of Common Stock to Bistromatics as well as any shares issued upon conversion of our outstanding convertible notes, nor have we entered into any agreements or understandings that may require the issuance of any Preferred Stock. However, our Board of Directors and Majority Consenting Stockholders have determined that it is in the best interests of the Company and all our stockholders to have available authorized but unissued shares of Common Stock and Preferred Stock.

Effects of Authorization of Preferred Stock

As a result of the increase in Authorized Capital Stock, we will be able to issue Preferred Stock from time to time, in one or more classes or series, having such designations, preferences, privileges and rights as the Board of Directors may determine. Our Board may determine to authorize as may be required for proper business purposes, including, among others, raising additional capital for ongoing operations, establishing strategic relationships with corporate partners and acquiring or investing in complementary businesses or products.

Although authorization of Preferred Stock is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any instruments or the Articles of Incorporation, as amended, or the Bylaws of the Company in effect on the date of this Information Statement, the Company’s stockholders should note that the availability of authorized and unissued shares Preferred Stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued Authorized Capital might make it more difficult to remove management. Although the Board currently has no intention of doing so, shares of additional Preferred could be issued by the Board to dilute the percentage of voting rights owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board. Further, while the Board of Directors has no plan to issue any new shares of Preferred Stock, it does believe that having available shares of Preferred Stock for issuance in the future in connection with any proper business purpose will result in a better capital structure to grow our business.

ACTION II

REVERSE SPLIT

On February 6, 2017, the Company’s Board of Directors unanimously approved the Certificate of Amendment to the Company’s Articles of Incorporation to:

(A) increase its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of Common Stock, par value $0.001; and (ii) 10,000,000 shares of Preferred Stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of Common Stock, par value $0.001; and (iv) 20,000,000 shares of Preferred Stock, par value $0.001; and

(B) authorizing the implementation of a Reverse Split of the issued and outstanding shares of Common Stock, including shares of Common Stock reserved for issuance, in a ratio and at a time and date to be determined by the Company’s Board of Directors, not to exceed a one-for-twenty (1:20) basis nor to occur more than one hundred eighty (180) days from the date of the filing with the SEC of the Definitive 14C.

The Corporate Actions providing for the increase in authorized capital stock and the implementing the Reverse Split were based upon and approved by the Joint Written Consent of the Board of Directors and Majority Consenting Stockholders dated February 6, 2017, a copy of which is attached hereto as Exhibit A.

Material Terms of the Reverse Split

The Company currently has issued and outstanding 59,693,382 shares of Common Stock which does not include shares of Common Stock reserved for issuance under the Company’s convertible notes. In addition, there are 2,528,089 shares of Series A Preferred Stock issued and outstanding, having twenty (20) votes per share representing 50,561,800 votes on all matters submitted to the vote of the holders of our Common Stock. The Series A Preferred Stock must be converted into shares of Common Stock within ten (10) business days of the filing of the Certificate of Amendment, at which date we will have 84,974,272 shares of Common Stock issued and outstanding, excluding shares reserved for issuance underlying the convertible notes, which shares will also be subject to the Reverse Split. In the event that the Board of Directors implements a one for twenty (1:20) reverse, the maximum authorized by the Joint Written Consent, of which there can be no assurance, there will 4,248,714 shares of Common Stock issued and outstanding, excluding the shares reserved for issuance underlying the convertible notes. The Board of Directors believes that the Reverse Split, which will effect all stockholders and convertible note holders equally, will benefit all stockholders, as without the Reverse Split, the Company in all likelihood will have difficulties if and when it seeks to raise additional capital for its business operations and anticipated future growth.

The reduction in the number of outstanding Common Stock could adversely affect the trading market for our Common Stock by reducing the relative level of liquidity of the shares of Common Stock. Further, there can be no assurance that the Reverse Split will result in a proportionate increase or, for that matter, any increase, in the price of the shares of Common Stock subject to quotation on the OTC Market.

Any new shares issued following the Effective Date of the Reverse Split will be fully paid and non-assessable shares. On the Effective Date of the Reverse Split, the number of stockholders will remain unchanged because those stockholders who would otherwise receive only be entitled to receive a fractional share will receive a number of shares rounded up to the next whole integer.

The Reverse Split will not change the number of authorized shares of Common Stock or the par value of our Common Stock. While the aggregate par value of our outstanding Common Stock will be reduced as a result of the Reverse Split, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders’ equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

On February 15, 2017, the date immediately preceding the filing of this Information Statement on Schedule 14C, the closing price of our shares subject to quotation on the OTC Market was $0.15 and the total market value was approximately $9 million based on shares of Common Stock issued and outstanding at present.

Rationale for the Reverse Split

The Board of Directors believes that a Reverse Split should, at least initially, increase the price of our shares of Common Stock to approximately $3.00 per share, in the event that our Board of Directors elected to implement the maximum reverse based on a one-for-twenty (1:20) ratio. Our stockholders should understand that as of the date of this Information Statement, our Board has not determined the ratio of the Reverse Split nor the date that the reverse will be implements. Nevertheless, the Joint Written Consent provides that the Reverse split, if implemented, must be initiated within 180 days of of the Definitive Information Statement.

While the Reverse Split will not increase to total market value of our Common Stock, the Board of Directors believes that the increase in our share price, which increase may not necessarily be sustained, should make our shares more attractive to potential investors, encourage investor interest and trading in, and possibly the marketability of, our Common Stock.

In addition, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our Common Stock were higher. This difference in transaction costs may also further limit the willingness of institutional investors to purchase shares of our Common Stock.

Trading in our shares also may be adversely affected by a variety of policies and practices of brokerage firms that discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Similarly, many brokerage firms are reluctant to recommend low-priced stocks to their customers and the analysts at many brokerage firms do not provide coverage for such stocks. The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, and the anticipated increase in the price of the Common Stock, could generate interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders. However, the Company’s aggregate market capitalization could be reduced to the extent that any increase in the market price of the Common Stock resulting from the Reverse Split is proportionately less than the decrease in the number of shares of Common Stock outstanding.

The Board further believes that the total number of shares of our Common Stock currently outstanding is disproportionately large relative to our present market capitalization and that the Reverse Split would bring the number of outstanding shares to a level more in line with other companies with comparable market capitalizations. Moreover, the Board considered that when the number of outstanding shares of Common Stock is unreasonably large in relation to Company’s operations. Upon implementation of the Reverse Split and decrease the number of shares of Common Stock that are issued and outstanding, our investors could more easily understand the impact on earnings or loss per share attributable to future developments in our business.

We ultimately cannot predict whether, and to what extent, the Reverse Split would achieve the desired results. The price per share of our Common Stock is a function of various factors, including the profitability of our business operations.

Accordingly, there can be no assurance that the market price of our Common Stock after the Reverse Split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, that any increase can be sustained for a prolonged period of time or that the Reverse Split would enhance the liquidity of, or investor interest in, our Common Stock.

Notwithstanding the foregoing, our Board of Directors believes that the potential positive effects of the Reverse Split outweigh the potential disadvantages. In making this determination, our Board of Directors has taken into account various negative factors, including: (i) the negative perception of Reverse Splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (iii) the costs associated with implementing the Reverse Split. The effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that the Reverse Split may not increase the per share price of our Common stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price, which depends on many factors.

After considering the foregoing factors, our Board determined that amending our Articles of Incorporation to implement the Reverse Split is in our best interests and that of our stockholders.

Effects of the Reverse Split

The Articles of Amendment to our Articles of Incorporation will implement the Reverse Split of our issued and outstanding Common Stock, to be effective upon receipt of approval be FINRA (the “Effective Date”), which will also change our symbol on the OTC Market from “EWLL” to “EWLLD” for a period of twenty (20) business days following the Effective Date to indicate to the brokerage and investment community that the Reverse Split has occurred.

Except for the number of shares of Common Stock outstanding, the rights and preferences of shares of our Common Stock prior and subsequent to the Reverse Split would remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the Reverse Split.

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements. The proposed Reverse Split would not affect the registration of our Common Stock under the Exchange Act.

After the Effective Date of the Reverse Split, each stockholder would own a reduced number of shares of our Common Stock, based upon the ratio of of the reverse, which will be subject to the determination of our Board of Directors. However, a Reverse Split would affect all stockholders equally and will not affect any stockholder’s percentage ownership of the Company, except for the immaterial result that the Reverse Split shall involve in the rounding up of any fractional shares up to the next whole number of shares, as described herein. For example, a holder of two (2%) percent of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Split would continue to hold two (2%) percent of the voting power of the outstanding shares of Common Stock after the Reverse Split. Proportionate voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Split. There will be no payment of cash in lieu of any fractional shares. Furthermore, the number of stockholders of record would not be affected by the Reverse Split. Authorized but Unissued Shares; Potential Dilution and Anti-Takeover Effects.

Upon the Effective Date of the Reverse Split, the Company is expected to have approximately 10 to 20 million shares issued and outstanding, assuming a 1:20 Reverse Split and the conversion of all convertible notes and will have 400,000,000 shares of authorized Common Stock. These additional shares would be available for issuance from time to time for business purposes as reasonably determined by the Board of Directors, including for use in capital-raising transactions and the acquisitions related businesses, among other purposes consistent with our current business objectives.

The significant increase in the proportion of unissued authorized shares to issued shares after the Reverse Split could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the Reverse Split in response to any effort of which we are aware to accumulate any of our shares of our Common Stock or to otherwise seek to obtain control of the Company. Our Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of the Company.

We believe that the availability of the additional shares will provide us with the flexibility to pursue potential transactions as they arise, to take advantage of desirable business opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions using shares of Common Stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements.

If we issue additional shares for any of the above purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. Although we continually examine potential transactions, we have no current plans or arrangements to issue any additional shares of Common Stock. Furthermore, the additional shares of Common Stock that would become available for issuance upon the Effective Date of the Reverse Split could also be used by the Company’s management to oppose any potential hostile takeover attempt or delay or prevent changes in control or changes in or removal of the Company.

For example, without further stockholder approval, our Board of Directors could authorize the issuance and sale of shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although the Reverse Split have been prompted by business and financial considerations as discussed above, stockholders nevertheless should be aware that approval of one or more of the proposals could facilitate future efforts by management to deter or prevent a change in control of the Corporation.

Accounting Matters

The Reverse Split would not affect the par value of our Common Stock. As a result, on the Effective Date of the Reverse Split, the stated par value capital on our balance sheet attributable to our Common Stock would be reduced and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

We present earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and we will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in Common Stock resulting from reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s available cash resources and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without the engagement of third parties.

Street Name Holders of Common Stock

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by our stockholders. The Company’s transfer agent will adjust the record books of the company to reflect the Reverse Split as of the Effective Date of the Reverse Split. New certificates will not be mailed to stockholders.

Federal Income Tax Consequences

The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse stock split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the reverse stock split would have the federal income tax effects described below.

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares exchanged therefore. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefore would also be held as a capital asset.

As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders would be treated as if our company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares would result in any gain or loss recognition by stockholders. Our company should not recognize gain or loss as a result of the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following table lists the number of shares of Common Stock of our Company as of February 15, 2017 that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Number of Stock Beneficially Owned		Percentage of Stock Owned (1)
Darwin Fogt, CEO, President and Director	3,750,000	(2)	3.40%
11825 Major Street
Culver City, CA 90230

Douglas MacLellan, Chairman	3,750,000		3.40%
11825 Major Street
Culver City, CA 90230

Curtis Hollister, CTO and Director	1,950,000		1.77%
11825 Major Street
Culver City, CA 90230

David Markowski, CFO and Director	1,100,000		1.00%
11825 Major Street
Culver City, CA 90230

Douglas Cole, Director	200,000		1.00%
11825 Major Street
Culver City, CA 90230

Brandon Rowberry, Director	200,000		0.01%
11825 Major Street
Culver City, CA 90230

Rochelle Pleskow, Director	0		0.00%
11825 Major Street
Culver City, CA 90230

Bistromatrics, Inc. (3)	50,561,800		45.86%
57 Fireside Cresent
Ottawa ON K1T 1Z3, Canada

Director and Officer (7 people)	10,950,000		9.93%

(1) Applicable percentage ownership as of February 15, 2017, is based on 110,255,182 voting shares of which 59,693,382 are shares of Common Stock outstanding and 50,561,800 are shares of Common Stock underlying 2,528,089 of Series A Preferred Stock, which are convertible and have twenty (20) votes per shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of February 15, 2017 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) This includes 1,000,000 shares held by Evolution Physical Therapy, Inc., which is owned by Mr. Fogt.

(3) Bistromatics, Inc. owns 2,528,089 shares of Series A Preferred Stock, each of which have twenty (20) votes per share or a total of 50,561,800 votes, representing the right to vote, in the aggregate, a number of votes equal to 45.86% of the total stockholder vote on any and all stockholder matters.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name, age and position of each of our Directors and executive officers. Our officers and Directors are as follows:

Name	Age	Position
Darwin Fogt	42	CEO, President and Director
David Markowski	56	Chief Financial Officer and Director
Curtis Hollister	43	Chief Technology Officer and Director
Douglas MacLellan	61	Chairman and Secretary
Douglas Cole	60	Director
Brandon Rowberry	42	Director
Rochelle Pleskow	56	Director

Darwin Fogt, President, CEO & Director. Mr. Fogt has been CEO of eWellness Corporation since May 2013. Since 2001, he has been founder, President and practicing therapist of Evolution Physical Therapy, Inc., a privately held company in Los Angeles, CA providing sports and orthopedic physical therapy services. From 2008 to present, Mr. Fogt has also been founder and President of Bebe PT, a physical therapy practice specializing in perinatal rehabilitation and wellness. Additionally, from 2012 to present Mr. Fogt has been founder and President of Evolution Fitness, a primarily cash-based fitness and rehabilitation center serving high level athletes and clients in Culver City, CA. Mr. Fogt has consulted with and been published by numerous national publications including Runner’s World, Men’s Health, Men’s Journal, and various Physical Therapy specific magazines; his 13 plus years of experience include rehabilitating the general population, as well as professional athletes, Olympic gold medalists, and celebrities. Mr. Fogt earned his B.S. in Exercise Science from the University of Southern California in 1996 and his MPT (Masters of Physical Therapy) from California State University: Long Beach in 2001. He is currently working toward earning his DPT (Doctorate of Physical Therapy) degree.

David Markowski, Chief Financial Officer & Director. Mr. Markowski has been CFO of eWellness Corporation since May 2013. From October 1997 to October 2002 he was CEO and Co-Founder of GFNN, Inc. From 2002 to 2013 Mr. Markowski has maintained various active roles within GFNN’s subsidiaries including Founder, Director and CEO positions. From October 2009 to December 2011, he was the Director of Corporate Development for Visualant, Inc. From June 2003 to 2010 he was President of Angel Systems, Inc. an independent consulting firm with competencies in strategic marketing and business development. From January 1998 to October 1998, Mr. Markowski served as the Vice President of Finance for Medcom USA, a NASDAQ listed company. Prior to that, he had a decade of investment banking experience on Wall Street involved in financing start-ups and public offerings. He is a business development specialist with accolades in INC Magazine and others. Mr. Markowski obtained a BA degree in Marketing from Florida State University in 1982.

Curtis Hollister, Chief Technology Officer & Director. Mr. Hollister has been a founder and CTO of eWellness since May 2013. From November 2008 to present he has been the founder and President of Social Pixels, a privately held Canadian company focused on helping companies apply online media and digital campaigning. From November 2008 to present he has been the founder and President of Ripplefire, a privately held Canadian company also specializing in the digital campaigning space. He is a global entrepreneur and innovator known for his ability to identify and capitalize on industry trends. His high-profile projects include such clients as Government of Canada, AT&T, Bell Canada, Microsoft, Nokia, Conversant IP and TD Bank. From 1998 to 2002 Mr. Hollister founded and operated TeamCast.com, a technology spin-off focusing on peer-to-peer networking. From 1997 to 2002 Mr. Hollister founded and operated Intrasoft Technologies, a technology start-up to capitalize on the emerging Intranet application market. From 1995 to 1997 Mr. Hollister founded and operated Intranet Technologies, the first successful Internet service provider in Ottawa, Canada’s capital city. Mr. Hollister graduated from Center Hastings Secondary in 1991 and from 1991 to 1995 attended Carleton University with a special focus on Economics.

Douglas MacLellan, Chairman of the Board. Mr. MacLellan currently serves as Chairman of the Board of eWellness Corporation since May 2013. From November 2009 to present Mr. MacLellan has been an independent director of ChinaNet Online Holdings, Inc. (NASDAQ: CNET) a media development, advertising and communications company. From June 2011 to present Mr. MacLellan has been Chairman of Innovare Products, Inc., a privately held company that develops innovative consumer products. In May 2014, Mr. MacLellan join the Board as an independent director of Jameson Stanford Resources Corporation (OTCBB: JMSN) an early stage mining company. Until April 2014, Mr. MacLellan was Chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company. He also continues to serve as president and chief executive officer for the MacLellan Group, an international financial advisory firm since 1992. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and cofounder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan was educated at the University of Southern California in economics and international relations.

Douglas Cole, Director. Mr. Cole has been a Director of the company since May 2014. From 2005 to the present Mr. Cole has been a Partner overseeing all ongoing deal activities with Objective Equity LLC, a boutique investment bank focused on the clean tech, mining and mineral sectors. From 2002 to 2005 Mr. Cole has played various executive roles as Executive Vice Chairman, Chief Executive Officer and President of TWL Corporation (TWLP.OB). From May 2000 to September 2005, he was also the Director of Lair of the Bear, The University of California Family Camp located in Pinecrest, California. During the period between 1991 and 1998 he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to Graphix Zone. In 1995 Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year for his work in the Starpress integration. Since 1982 he has been very active with the University of California, Berkeley mentoring early-stage technology companies. Mr. Cole obtained his BA in Social Sciences from UC Berkeley in 1978.

Brandon Rowberry, Director. Mr Rowberry has been a Director since June 2014. He is a well-known healthcare innovation executive. From 2010 to 2014 he drove enterprise-wide Innovation/Venturing for United Health Group where in 2012 they were awarded the prestigious PDMA Outstanding Corporate Innovation Award. From 2012 to present he has also been Managing Director of 7R Ventures an investment and advisory firm. From 2005 to 2009, he was Director of Strategy & Innovation at Circuit City. From 2001 to 2005, he was a Sr. Corporate Consultant focusing on Organizational Development and Innovation at Hallmark. From 2000 to 2001, he was a Manager of Organizational Development & Innovation at Honeywell. Mr. Rowberry has also been a frequent corporate innovation guest speaker on NBC, FOX, ABC. Mr. Rowberry obtained his Masters of Organizational Behavior from Marriott School of Business, BYU in 2000.

Rochelle Pleskow, Director. From 2010 through 2014, Ms. Pleskow served as the Chief Healthcare Information Officer for Hewlett Packard. She developed the framework of healthcare analytics platform, which encompasses quality improvement, outcomes analysis, patient safety, operational analytics, clinical informatics, physician performance, and regulatory compliance monitoring for health plans, hospitals and physicians. From 2008 through 2010, she acted as a senior consultant to various companies on healthcare policy and procedures including acting as an advisor for ASP model start-up, whose business included a HIPAA/HL7 and PCI compliant processing tool, which verifies a patient’s insurance coverage, accurately calculates out-of-pocket costs, and processes payments in one system and at the time of service. This model improves revenue cycle management as it accelerates the collection of patient payments. From 2007 through 2008, she was Director of business Architecture for Blue Shield of California, where she developed the business framework and core elements of a large scale IT systems implementation to increase competitive advantage for Blue Shield of California. Re-engineered core business processes in Health Services Division in order to modernize the technology.

Director Qualifications

We seek directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses. We also seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote time and energy to service on the Board and its committees, as necessary. We believe that all of our directors meet the foregoing qualifications.

The Board believes that the leadership skills and other experience of the Board members described below, in addition to each person’s experience set forth above in their respective biographies, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor our executives business execution.

Darwin Fogt. Mr. Fogt is a co-founder of the Company and has been serving as a physical therapist for over 12 years and has built three successful physical therapy practices. Mr. Fogt has contributed to the Board’s strong leadership and vision for the development of the Company’s innovative business model.

David Markowski. Mr. Markowski is a co-founder of the Company and has been serving in senior management positions in various companies over the past 20 years, with an emphasis on corporate finance, accounting, audit, financial modeling and marketing. He holds a wealth of experience in company management skills.

Curtis Hollister. Mr. Hollister is a co-founder of the Company and has been serving in senior management positions in various advance technology, software and video content business over the past 20 years. He holds a wealth of experience in software development, video content management and network technology.

Douglas MacLellan. Mr. MacLellan is a co-founder of the Company and has been serving as an officer and/or director of various advance technology and high growth companies over the past 20 years. Mr. MacLellan has contributed to the Board’s strong leadership and vision for the development of the Company’s innovative business model.

Doug Cole. Mr. Cole is an international business executive with over 20 years of active management and board roles in various software, educational and technology public and private companies.

Brandon Rowberry. Mr. Rowberry has held over 15 years in senior management positions as an innovation expert in various advance technology and healthcare industries. He is anticipated to greatly expand our industry relationships within healthcare insurers and the telemedicine industry.

Rochelle Pleskow. Ms. Pleskow holds a vast knowledge base on healthcare informatics and the scaling of various technology implementations at selected large scale technology and healthcare companies and is anticipated to be a good addition to its board of directors as the Company implements its anticipated white label program to physical therapy clinics through the U.S. marketplace.

Involvement in Certain Legal Proceedings

None of our directors, officers or affiliates has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Corporate Governance and Director Independence

Presently, we are not currently listed on a national securities exchange or in an inter-dealer quotation system and therefore are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of NASDAQ. The board of directors will also consult with counsel to ensure that the boards of director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. Nasdaq Listing Rule 5605(a)(2) defines an “independent director” generally as a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that Douglas Cole, Mr. Rowberry and Ms. Pleskow would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, Mr. Cole qualifies as “independent” under Nasdaq Listing Rules applicable to board committees.

Due to our lack of operations and size prior to the Share Exchange, we did not have an Audit Committee. For these same reasons, we did not have any other separate committees prior to the Share Exchange; all functions of a nominating committee, audit committee and compensation committee were performed by our sole director. Although, as stated above, we are not the subject of any listing requirements, in connection with the Share Exchange, our Board of Directors established several committees to assist it in carrying out its duties. In particular, committees shall work on key issues in greater detail than would be practical at a meeting of all the members of the Board of Directors; each committee reviews the results of its deliberations with the full Board of Directors.

The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Current copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Code of Ethics and Business Conduct, may be found on our website at www.ewellnesshealth.com, under the heading “Corporate Information—Governance Documents.” Printed versions also are available to any stockholder who requests them by writing to our corporate Secretary at our corporate address. Our Board of Directors may, from time to time, establish certain other committees to facilitate our management.

The Board will consider appointing members to each of the Committees at such time as a sufficient number of independent directors are appointed to the Board or as otherwise determined by the Board. Until such time, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act, as amended, requires that our directors, executive officers and persons who own more than 10% of a class of our equity securities that are registered under the Exchange Act to file with the SEC initial reports of ownership and reports of changes of ownership of such registered securities.

Based solely upon a review of information furnished to the Company, to the Company’s knowledge, during the fiscal year ended December 31, 2016, none of our officers and directors have filed their reports of ownership and reports of changes of ownership.

EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

For the three fiscal years ended December 31, 2016, 2015 and 2014, we did not pay any compensation to our executive officers, nor did any other person receive a total annual salary and bonus exceeding $100,000.

Following the Share Exchange, we do not currently have any formal employment salary arrangement with any of or new officers. All of our current officers have agreed to defer their compensation until such time as we are cash flow positive; therefore, none of our officers have received any compensation as of the date of this Annual Report. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

Director’s Compensation

Our directors are not entitled to receive compensation for service rendered to us or for meeting(s) attended except for reimbursement of out-of-pocket expenses. There is no formal or informal arrangements or agreements to compensate employee directors for service provided as a director; however, compensation for new non-employee directors is determined on an ad hoc basis by the existing members of the board of directors at the time a director is elected.

Upon the appointment of Ms. Pleskow (a non-employee director) in August 2015, we agreed to pay her $2,000 per month, which shall accrue as of July 1, 2015 subject to the closing of our next financing. She shall also be eligible to receive any other benefits that are offered to other directors.

Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Employment Contracts

We do not have any formal employment agreement with any of our officers. Any future compensation will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Outstanding Equity Awards

There were no equity awards outstanding as of the end the year ended December 31, 2016.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge, to each person to whom a proxy/information statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Directors of

eWellness Healthcare Corporation
11825 Major Street
Culver City, CA 90230
(310) 915-6100

March 1, 2017

By:	/s/ Darwin Fogt
Darwin Fogt,
Chief Executive Officer, President and Director

Exhibit A

JOINT WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

AND

MAJORITY CONSENTING STOCKHOLDERS

OF

eWELLNESS HEALTHCARE CORPORATION

The undersigned, being all of the members of the Board of Directors of eWellness Healthcare Corporation, a Nevada corporation (the “Corporation”), acting together with the written consent of the holders (the “Majority Consenting Stockholders”) of a majority of the outstanding voting shares of the Corporation’s common stock, par value $0.001 (the “Common Stock”) and Series A Preferred Stock, par value $0.001, acting pursuant to the authority granted by NRS 78.32(2) of the Nevada Revised Statutes (“NRS”), do hereby adopt the following resolutions as of this 6th day of February 2017 (the “Joint Written Consent”).

WHEREAS, the Corporation, by the authority of its Board of Directors, entered into Definitive Service Agreement with Bistromatics, Inc., organized under the laws of Canada (“Bistromatics”) on January 24, 2017 (the Agreement, pursuant to which the Corporation is obligated, among other things, to: (i) deliver a total of 25,280,899 shares of the Corporation’s common stock, par value $0.001 (the “Common Stock”); and (ii) appoint two (2) designees of Bistromatics to the Corporation’s Board of Directors; and

WHEREAS, the Corporation does not have available a sufficient number of authorized but unissued and unreserved shares of Common Stock to fulfill its obligation to Bistromatics to issue the above-referenced Common Stock; and

WHEREAS, the Corporation, as a result of its inability at present to issue Bistromatics 25,280,899 shares of Common Stock, has issued Bistromatics 2,528,089 shares of Series A Preferred Stock, each of which: (i) have twenty (20) votes per share or a total of 50,577,980 votes in connection with and for the purposes of this Joint Written Consent; and (ii) are convertible into ten (10) shares of Common Stock; and

WHEREAS, the Corporation and Bistromatics have agreed that upon the filing of the Certificate of Amendment, the 2,528,089 shares of Series A Preferred Stock will be immediately converted into 25,280,899 shares of Common Stock; and

WHEREAS, the Board of Directors of the Corporation has authorized and approved the filing of a Certificate of Amendment to the Corporation’s Articles of Incorporation with the State of Nevada for the purpose of increasing its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of common stock, par value $0.001; and (iv) 20,000,000 shares of preferred stock, par value $0.001; and

WHEREAS, in order to ratify, approve and file the Certificate of Amendment with the State of Nevada, the Corporation is required under the provisions of NRS 78.320(2) to obtain the approval of stockholders holding at least a majority of the voting power, whether at a meeting of stockholders of by the written consent of stockholders holding at least a majority of the voting power (the “Majority Consenting Stockholders”); and

WHEREAS, the Corporation has received the written consent of the Majority Consenting Stockholders, a copy of which is attached to this Joint Consent of the Corporation’s Board of Directors and Majority Consenting Stockholders.

NOW, THEREFORE, BE IT RESOLVED as follows:

RESOLVED, that the Corporation file: (i) an Information Statement on Schedule 14C with the SEC with respect to the increase in authorized capital stock and change the par value of its capital stock (the “Amendment”); (ii) an application with FINRA with respect to the Amendment; and (iii) a Certificate of Amendment to its Articles of Incorporation with the State of Nevada for the purpose of increasing its authorized capital stock from 110,000,000 shares of capital stock, par value $0.001, consisting of: (i) 100,000,000 shares of common stock, par value $0.001; and (ii) 10,000,000 shares of preferred stock, par value $0.001, to 420,000,000 shares of capital stock, par value $0.001, consisting of: (iii) 400,000,000 shares of common stock, par value $0.001; and (iv) 20,000,000 shares of preferred stock, par value $0.001; and

FURTHER RESOLVED, that the Board of Directors of the Corporation is hereby authorized to implement a reverse split of the issued and outstanding shares of Common Stock, including the shares of Common Stock reserved for issuance underlying the Corporation’s convertible notes and the shares of Common Stock issuable to Bistromatics upon the mandatory conversion of their shares of Series A Preferred Stock (the “Reverse Split”), provided that the Reverse Split: (i) does not exceed one-for-twenty (1:20); and (ii) is implemented within 180 days of the filing of the Definitive Information Statement; and

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation; and

FURTHER RESOLVED, that this Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document, all counterparts of which shall be construed together and shall constitute a single Joint Written Consent; and

FURTHER RESOLVED, that the undersigned members of the Corporation’s Board of Directors and the Majority Consenting Stockholders of the Corporation, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the NRS and thereby direct that this Joint Written Consent of the Board of Directors and Majority Stockholder be filed with the minutes of the meetings of the Corporation.

The number of shares of Corporation’s voting capital stock issued and outstanding as of February 6, 2017 (the “Record Date”) are: 59,693,382 shares of Common Stock and 2,528,089 shares of Series A Preferred Stock having twenty (20) votes per share or 50,577,980 votes. The number of shares of the Corporation’s voting capital stock, including shares of Common Stock and Series A Preferred Stock owned of record and beneficially by the Majority Consenting Stockholders and consenting to the adoption of these resolutions, total 110,255,182 shares of voting capital stock. The Majority Consenting Stockholders holding 61,111,800 shares of voting capital stock, representing 55.43% of the total voting capital stock, have consented to the adoption of the above resolutions.

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

eWELLNESS HEALTHCARE CORPORATION

/s/: Douglas MacLellan
Douglas MacLellan, Chairman

/s/: Darwin Fogt
Darwin Fogt, CEO and Director

/s/: David Markowski
David Markowski, CFO and Director

/s/: Curtis Hollister
Curtis Hollister, CTO and Director

/s/: Douglas Cole
Douglas Cole, Director

/s/: Brandon Rowberry
Brandon Rowberry, Director

/s/: Rochelle Pleskow
Rochelle Pleskow, Director

Name of Consenting Shareholder	Number of Voting Share Beneficially Owned	Percentage of Voting Stock Owned (1)

Darwin Fogt, CEO, President and Director	3,750,000	3.40%

Douglas MacLellan, Chairman	3,750,000	3.40%

Curtis Hollister, CTO and Director	1,950,000	1,77%

David Markowski, CFO and Director	1,100,000	1.00%

Bistromatics, Inc. (2)	50,561,800	45.86%

Total	61,111,800	55.43%

(1) Based on 110,255,182 shares of voting capital stock issued and outstanding, including Common Stock, which have one (1) vote per share and the 2,528,089 shares of Series A Preferred Stock, which have twenty (20) votes per share representing 50,561,800 votes.

(2) Bistromatics owns 2,528,089 shares of Series A Preferred Stock, each of which have twenty (20) votes per share or a total of 50,561,800 votes, representing the right to vote, in the aggregate, a number of votes equal to 45.83% of the total stockholder vote on ny and all stockholder matters.

Exhibit B

STATE OF NEVADA

ARTICLE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

eWellness Healthcare Corporation, a corporation organized and existing under and by virtue of the NRS 78 of the State of Nevada does hereby certify:

FIRST: That at a meeting of the Board of Directors of eWellness Healthcare Corporation (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholder of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this Corporation be amended by changing the ARTICLE VI so that, as amended, said Article shall be and read as follows:

“ARTICLE VI: The Corporation shall be authorized to issue four hundred and twenty million (420,000,000) shares of capital stock, of which four hundred million (400,000,000) shares shall be shares of common stock, par value $0.001 per share (“Common Stock”) and twenty million (20,000,000) shares shall be shares of preferred stock, par value of $0.001 per share, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to NRS 78.195.”

SECOND: That thereafter, pursuant to resolution of its Board of Director, and based upon the written consent of holder of a majority of the shares of common of said Corporation in accordance with section 78.320 of Nevada Revised Statutes, the necessary number of shares as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of NRS 78 of the State of Nevada.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this __th day of March 2017.

By:	/s/ Darwin Fogt
Name:	Darwin Fogt
Title:	Chief Executive Officer, President and Director